SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sections 240.14a-11(c) or Section
     240.14a-12


                            Patrick Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name Of Person(S) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transactions applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                            PATRICK INDUSTRIES, INC.
                            107 WEST FRANKLIN STREET
                                  P.O. BOX 638
                           ELKHART, INDIANA 46515-0638
                                  574-294-7511

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 12, 2005

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Patrick Industries, Inc., an Indiana corporation, will be held at the Company's Corporate offices, 107 W. Franklin Street, Elkhart, Indiana, on Thursday, May 12, 2005 at 10:00 a.m., Indiana time, for the following purposes:

     1. To elect three directors of the Company to serve until 2008; and

     2. To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 16, 2005, as the record date for the determination of the holders of shares of the Company's outstanding Common Stock entitled to notice of and to vote at the Annual Meeting of Shareholders. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

     Whether or not you expect to attend the meeting, you are urged to sign, date, and return the enclosed proxy in the enclosed envelope.

                                             By Order of the Board of Directors,


                                                      ANDY L. NEMETH
                                                           SECRETARY

April 8, 2005


PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

10

                            PATRICK INDUSTRIES, INC.
                            107 WEST FRANKLIN STREET
                                  P.O. BOX 638
                           ELKHART, INDIANA 46515-0638
                                  574-294-7511

                              ---------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 12, 2005

                         -------------------------------

     This Proxy Statement is being mailed to shareholders of Patrick Industries, Inc. (the "Company") on or about April 8, 2005, and is furnished in connection with the Board of Directors' solicitation of proxies for the Annual Meeting of Shareholders to be held on May 12, 2005 for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. If the form of proxy which accompanies this Proxy Statement is executed and returned, it may be revoked by the person giving it at any time prior to the voting thereof by written notice to the Secretary, by delivery of a later dated proxy, or by requesting to vote in person at the meeting. Additional solicitations, in person or by telephone or otherwise, may be made by certain directors, officers and employees of the Company without additional compensation. Expenses incurred in the solicitation of proxies, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company.

     The Annual Report to shareholders for the year ended December 31, 2004, accompanies this Proxy Statement. Additional copies of the Annual Report may be obtained by writing the Secretary of the Company.

                               VOTING INFORMATION

     Each shareholder is entitled to one vote for each share of the Company's Common Stock held as of the record date. For purposes of the meeting, a quorum means a majority of the outstanding shares. As of the close of business on March 16, 2005, the record date for shareholders entitled to vote at the annual meeting, there were outstanding 4,748,198 shares of Common Stock entitled to one vote each. In determining whether a quorum exists at the meeting, all shares represented in person or by proxy will be counted. A shareholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees, or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. With respect to any other proposals, a shareholder may vote for, against, or abstain. Proxies properly executed and received by the Company prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees.

     The Directors are elected by a plurality of the votes cast by shares present in person or by proxy at the Annual Meeting and entitled to vote. Consequently, withholding authority to vote in the election of Directors will have no effect on the election of directors. Any other matter which may properly come before the meeting may be approved by a majority of the votes cast at a meeting at which a quorum is present. Broker non-votes will have no effect on any matter at the Annual Meeting.

     The Board of Directors knows of no other matter which may come up for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

     Shareholder proposals for inclusion in proxy materials for the next Annual Meeting should be addressed to the Company's Secretary, P.O. Box 638, Elkhart, Indiana 46515-0638, and must be received no later than Friday, December 9, 2005. In addition, the Company's By-laws require notice of any other business to be brought before a meeting by a shareholder (but not included in the proxy statement) to be delivered, in writing, to the Company's Secretary, together with certain prescribed information, not less than 90 days nor more than 110 days prior to the first anniversary of the preceding year's annual meeting. Likewise, the Articles of Incorporation and By-laws require that shareholder nominations to the Board of Directors be delivered to the Secretary, together with certain prescribed information in accordance with the procedures for bringing business before an annual meeting which directors are to be elected.

                           STOCK OWNERSHIP INFORMATION

     The following table sets forth, as of the record date, information concerning the only parties known to the Company having beneficial ownership of more than 5 percent of its outstanding Common Stock and information with respect to the stock ownership of all directors and executive officers of the Company as a group.


                                                                      NUMBER OF
                                                                       SHARES
                                                                     BENEFICIALLY          PERCENT
           NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNED             OF CLASS
           ------------------------------------                          -----             --------

     Mervin D. Lung . . . . . . . . . . . . . . . . . . . . . . . .     846,596              17.83%
       Chairman Emeritus of the Company
       P.O. Box 638 Elkhart, Indiana 46515
     Heartland Advisors, Inc. . . . . . . . . . . . . . . . . . . .     448,710               9.45%
       789 North Water Street
       Milwaukee, Wisconsin  53202
     Citigroup, Inc . . . . . . . . . . . . . . . . . . . . . . . .     440,500               9.28%
       399 Park Avenue
       New York, New York  10043
     Tontine Capital Partners, L.P. . . . . . . . . . . . . . . . .     332,028               6.99%
       55 Railroad Avenue
       Greenwich, Connecticut  06830
     Dimensional Fund Advisors, Inc . . . . . . . . . . . . . . . .     321,842               6.78%
       1299 Ocean Avenue, 11th Floor
       Santa Monica, California  90401
     FMR Corp.  . . . . . . . . . . . . . . . . . . . . . . . . . .     273,280               5.76%
       25 Lovat Lane
       Boston, Massachusetts  02109

     Directors and Executive Officers as a group (10 persons)(1). .   1,009,282              21.26%(1)

---------

(1)  The stock ownership of the executive officers named in the Summary
     Compensation Table is set forth under the heading "Election of Directors", except for Paul E. Hassler (1,500 shares), and Andy L. Nemeth and Gregory
     J. Scharnott (0 shares each).


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that certain of the Company's officers, its directors and 10% shareholders file with the Securities and Exchange Commission and NASDAQ an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the directors and officers that no other reports were required, the Company is unaware of any instances of noncompliance or late compliance with such filings during the fiscal year ended December 31, 2004, except for Mervin D. Lung who was late in filing one Form 4 covering one transaction.

                              ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, with the members of each class serving staggered three-year terms. Accordingly, at the 2005 Annual Meeting three directors will be elected to hold office until the 2008 Annual Meeting or until their successors are duly elected and qualified.

     It is intended that the proxies will be voted for the nominees listed below, unless otherwise indicated on the proxy form. It is expected that these nominees will serve, but, if for any unforeseen cause any such nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

     The following information concerning principal occupations and the number of shares of Common Stock of the Company owned beneficially as of March 16, 2005, has been furnished by the nominees and directors continuing in office:


                                                                                        COMMON       PERCENT
                                                                             FIRST       STOCK         OF
                                                                             YEAR       OF THE       COMMON
                                              PRINCIPAL OCCUPATION         ELECTED      COMPANY      STOCK
       NAME AND AGE                         AND OTHER DIRECTORSHIPS        DIRECTOR     OWNED(1)     OWNED
       ------------                         -----------------------        --------     --------     -----

Nominees to Serve Until the 2008 Annual Meeting:
------------------------------------------------
Robert C. Timmins, 83 . . .    Retired Vice President and Director of      1987             54,300   1.14%
                               a Musical Instrument Company and
                               CPA and Partner of McGladrey &
                               Pullen (certified public accountants)
                               until 1985.
Terrence D. Brennan, 66 . .    Retired President and CEO of NBD Bank,      1999             12,000   less
                               Elkhart, IN, from 1973 to 1997.                                       than 1%
Larry D. Renbarger,  66 . .    Retired as CEO of Shelter Components        2002             19,500   less
                               in 1998.  Currently serving on Boards for                             than 1%
                               Therm-O-Lite, Inc. (manufacturer
                               of windows), and The Utility Bodywerks
                               (converter of mid-size trucks).

Directors to Serve Until the 2006 Annual Meeting:
-------------------------------------------------
Walter E. Wells, 66 . . . .    Retired President and CEO of Schult         2001             12,000   less
                               Homes Corporation and Director of                                     than 1%
                               Pleasant Street, LLC (home builders).
David D. Lung, 57 . . . . .    Former President and Chief Executive        1977              2,700   less
                               Officer from 1989 to 2003.                                            than 1%
                               Son of Mervin D. Lung.
John H. McDermott, 73 . . .    Of counsel to the Chicago, Illinois         1969             29,000   less
                               law firm of McDermott, Will & Emery,                                  than 1%
                               which firm has been retained by the
                               Company since 1968 for certain legal
                               matters.


                                       3



                                                                                        COMMON       PERCENT
                                                                             FIRST       STOCK         OF
                                                                             YEAR       OF THE       COMMON
                                              PRINCIPAL OCCUPATION         ELECTED      COMPANY      STOCK
       NAME AND AGE                         AND OTHER DIRECTORSHIPS        DIRECTOR     OWNED(1)     OWNED
       ------------                         -----------------------        --------     --------     -----

Directors to Serve Until the 2007 Annual Meeting:
-------------------------------------------------
Keith V. Kankel, 62 . . . .    Retired Interim President and CEO           1977             19,686   less
                               from 2003 to 2004.  Vice President of                                 than 1%
                               Finance of Patrick Industries, Inc.
                               from 1987  through July, 2002
                               and retired Secretary-Treasurer
                               from 1974 through July, 2002.
Mervin D. Lung, 82  . . . .    Chairman Emeritus, President since          1961            846,596   17.83%
                               incorporation in 1961 until 1989.
                               Father of David D. Lung.
Harold E. Wyland, 68 . . .     Chairman in 2001.                           1989             12,000   less
                               Retired Vice President of Sales                                       than 1%
                               of Patrick Industries, Inc. from
                               1990 through 1998.


- - - - - - -

(1) Each individual has sole voting and dispositive power over the shares indicated.



COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS



                           SUMMARY COMPENSATION TABLE


                                                                                        LONG-TERM COMPENSATION
                                                                                        ----------------------
                                                         ANNUAL COMPENSATION                    SECURITIES
                                            --------------------------------------              UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR          SALARY ($)   BONUS ($)                 OPTIONS(#)    COMPENSATION ($)(4)
---------------------------                 ----          ----------   ---------                 ----------    -------------------
Keith V. Kankel                             2004          191,720          - - -                     - - -                  640
Interim President and CEO                   2003           72,369        9,000  (3)                  - - -                  560
                                            2002          146,801          - - -                     - - -                  480
Paul E. Hassler                             2004          282,601       28,000                      24,500                  624
President and CEO                           2003          138,497       33,803  (1)                  - - -                  395
                                            2002          135,333       44,478  (1)                  - - -                  323
Andy L. Nemeth                              2004          192,887       18,000                      14,500                  386
Executive Vice President of Finance,        2003          163,460       13,000  (3)                  - - -                  353
      CFO, and Secretary-Treasurer          2002          118,163          - - -                     - - -                  236
Gregory J. Scharnott                        2004          192,727       18,000                      14,500                  520
Executive Vice President of Operations      2003          155,040       13,000  (3)                  - - -                  470
     and Distribution                       2002          131,308       34,053  (2)                  - - -                  268

(1) The bonus for Paul E. Hassler is related to compensation as an executive director of Western Operations. Mr. Hassler was elected Vice
         President of Operations and Distribution West in December 2003 and subsequently elected President and Chief Executive Officer of the Company effective April 5, 2004.
(2) The bonus for Gregory J. Scharnott for 2002 is related to compensation as an executive director of the Midwest regional business units. Mr.
         Scharnott joined the Company in February 2001.
(3) The bonus for the executive officers was a discretionary bonus awarded by the Board of Directors in February 2003. This award was based on management's efforts to contain costs as a result of the December 31, 2002 operating results.
(4)      Company contributions to 401(k) Savings Plan.



EMPLOYMENT CONTRACTS

     The Company entered into Employment Agreements with Paul E. Hassler, Andy
L. Nemeth, and Gregory J. Scharnott, pursuant to which they agreed to serve as executive officers of the Company. The agreements contain a non-compete clause and certain other stipulations and provide for a severance package that includes twelve (12) months base salary for Paul E. Hassler and six (6) months base salary for Andy L. Nemeth and Gregory J. Scharnott. The employment agreements renew automatically.

     The executive officers of the Company have deferred compensation agreements which provide that the Company will pay each of these employees, or their beneficiaries, up to 40% of their base salary for 120 months upon retirement (if the employee continues in the employment of the Company until the age of 65) or upon the employee's death or total disability. Keith V. Kankel has a deferred compensation agreement which is fully vested and provides for payments of $72,000 per year for ten years. Mr. Kankel's payments were postponed during the term that he served as Interim President and CEO of the Company and will resume after his employment with the Company ends.



                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                                             NUMBER OF             VALUE OF
                                                                         SECURITIES UNDERLYING  UNEXERCISED
                                                                             UNEXERCISED       IN-THE-MONEY
                                                                            OPTIONS AT FY-     OPTIONS AT FY-
                               SHARES ACQUIRED                                   END (#)           END ($)*
                                ON EXERCISE        VALUE REALIZED             EXERCISABLE /      EXERCISABLE /
NAME                                 (#)                  ($) (1)           NONEXERCISABLE    NONEXERCISABLE
----                           ---------------     --------------          ---------------    --------------
Paul E. Hassler . . . . . .        - - -                - - -              13,500/24,500      $52,890/3,185
Andy L. Nemeth . . . . . .         - - -                - - -               3,875/14,500      $15,230/1,885
Gregory J. Scharnott . . .         - - -                - - -                   0/14,500           $0/1,885
- - - -
* Market value of the underlying stock at exercise date, or year-end as the case may be, minus the exercise price of the options.
(1) Represents the difference between the closing price of the Corporation's common stock on the date of exercise and the exercise price of the option.



                              CORPORATE GOVERNANCE

GENERAL:
     The Board believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of the shareholders. The Board annually reviews its corporate governance practices and policies as set forth in its Corporate Governance Guidelines, Code of Ethics and various Committee Charters, all of which were updated in accordance with the listing standards of the NASDAQ national market and the new rules of the SEC.

     The Company's Code of Ethics, Audit Committee Charter, Compensation Committee Charter, and Corporate Governance and Nominations Committee Charter are all available on our Website at www.patrickind.com, or by writing to:
                                Patrick Industries, Inc.
                                Attn:  Andy L. Nemeth
                                Secretary
                                P.O. Box 638
                                Elkhart, IN  46515-0638

BOARD OF DIRECTORS, COMMITTEES, AND COMMITTEE REPORTS

BOARD OF DIRECTORS:

     The Board of Directors had four regular meetings in 2004 and all directors attended all four meetings except Mervin D. Lung, who attended three meetings. Non-employee directors are paid an annual retainer of $5,000, $1,000 for each board meeting they attend, and $1,000 for each committee meeting they attend with a maximum of $2,000 per combined event. Committee members receive an additional annual retainer of $5,000, regardless of the number of committees on which they serve. Employee directors receive no compensation as such. On an annual basis in May, each non-employee director is automatically granted a restricted stock award for 3,000 shares of the Company's Common Stock which will vest upon such director's continued service as a member of the Board of Directors for one year or earlier upon certain events.

     The Board and committees regularly meet in executive session without the presence of any management directors or representatives. Robert C. Timmins, Chair of the Audit Committee, was designated as the lead independent director for 2004 and will preside over the executive sessions of the Board.

     The Corporation expects all Board members to attend the annual meeting of shareholders, but from time to time, other commitments may prevent all directors from attending each meeting. All directors attended the most recent annual meeting of shareholders, which was held on May 14, 2004.

INDEPENDENT DIRECTORS:

     The Board of Directors is comprised of nine (9) members, of which, five (5) are classified as independent directors and thus comprise a majority of the Board. The five independent directors are Robert C. Timmins (Lead Director), Terrence D. Brennan, John H. McDermott, Larry D. Renbarger, and Walter E. Wells. The independent directors met six (6) times in 2004.

CORPORATE GOVERNANCE AND NOMINATIONS COMMITTEE PROCESSES

     The Corporate Governance and Nominations Committee will consider board nominees recommended by shareholders. Those recommendations should be sent to the Chair of the Corporate Governance and Nominations Committee, care of the Corporate Secretary of Patrick Industries, Inc., P.O. Box 638, Elkhart, IN 46515-0638. In order for a shareholder to nominate a candidate for director, under the Company's By-Laws, timely notice of the nomination must be given in writing to the Secretary of the Company. To be timely, such notice must be received at the principal executive offices of the Company not less than 90 days, or more than 110 days prior to the next annual meeting of shareholders. Notice of nomination must include the name, address and number of shares owned by the person submitting the nomination; the name, age, business address, residence address, and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate's other board memberships (if any). The nominee's consent to be elected and serve must be submitted. The Corporate Governance and Nominations Committee may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee. As provided in its Charter, the Corporate Governance and Nominations Committee will follow procedures which the committee deems reasonable and appropriate in the identification of candidates for election to the board and evaluating the background and qualification of those candidates. Those processes include consideration of nominees suggested by an outside search firm, by incumbent board members, and by shareholders. The committee will seek candidates having experience and abilities relevant to serving as a director of the Company, and who represent the best interests of shareholders as a whole and not any specific group or constituency.

     The committee will consider a candidate's qualifications and background, including, but not limited to, responsibility for operating a public company or a division of a public company, international business experience, a candidate's technical background or professional qualification, and any other public company boards on which the candidate is a director. The committee will also consider whether the candidate would be "independent" for purposes of the NASDAQ National Market and rules and regulations of the Securities Exchange Commission. The committee may, from time to time, engage the service of a professional search firm to identify and evaluate potential nominees.

AUDIT COMMITTEE:

     The Board of Directors has an Audit Committee comprised of Robert C. Timmins (Chairman), Terrence D. Brennan, John H. McDermott, Larry D. Renbarger, and Walter E. Wells who are not employees of the Company. The Audit Committee's responsibilities include recommending to the Board of Directors the independent accountants to be employed for the purpose of conducting the annual examination of the Company's financial statements, discussing with the independent accountants the scope of their examination, reviewing the Company's financial statements and the independent accountants' report thereon with Company personnel and the independent accountants, and inviting the recommendations of the independent accountants regarding internal controls and other matters. Additionally, the Audit Committee is responsible for approving all non-audit services provided by the independent accountants and reviews these engagements on a per occurrence basis.

     All of the members of the Audit Committee are independent as defined in the NASDAQ listing standards and Robert C. Timmins, Terrence D. Brennan, Larry D. Renbarger, and Walter E. Wells all meet the qualifications required to be an audit committee financial expert. Robert Timmins and Larry Renbarger both have public accounting backgrounds. Terrence Brennan served as the President of NBD Bank in Elkhart, Indiana and Walter Wells was the President and Chief Executive Officer of Schult Homes. The Audit Committee met four times in 2004. The Audit Committee Charter is attached in Exhibit A to this Document.

COMPENSATION COMMITTEE:

     The Board of Directors has a Compensation Committee comprised of Terrence
D. Brennan (Chairman), John H. McDermott, Larry D. Renbarger, Robert C. Timmins, and Walter E. Wells which met five times in 2004. The primary responsibilities of this committee include:

     o Reviewing and recommending to the independent members of the Board the overall compensation programs for the Officers of the Company.
     o Review and recommend to the Board of Directors, the compensation of directors.
     o    Oversight authority for the stock based compensation programs.

     For a more detailed list of the roles and responsibilities of the Compensation Committee, please see the Compensation Committee Charter located on the Company's website at www.patrickind.com.

CORPORATE GOVERNANCE AND NOMINATIONS COMMITTEE:

     The Board of Directors has a Corporate Governance and Nominations Committee comprised of John H. McDermott (Chairman), Terrence D. Brennan, Larry D. Renbarger, Robert C. Timmins, and Walter E. Wells. This Committee met four times in 2004 and their primary responsibilities are as follows:

     o To assist the Board in identifying, screening, and recommending qualified candidates to serve as directors.
     o To recommend nominees to the Board to fill new positions or vacancies as they occur.
     o To recommend to the Board candidates for re-election by shareholders at the annual meeting.
     o To review and monitor corporate governance compliance as well as recommend appropriate changes.

     For a more detailed list of the roles and responsibilities of the Corporate Governance and Nominations Committee functions, please see the Corporate Governance and Nominations Committee Charter located on the Company's website at www.patrickind.com.
------------------

                             AUDIT COMMITTEE REPORT

     The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors, principal accounting officer, and management to review accounting, auditing, internal controls, and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

     We have reviewed and discussed with senior management the Company's audited financial statements included in the 2004 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

     We have discussed with McGladrey & Pullen, LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

     We have received from McGladrey & Pullen, LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between McGladrey & Pullen, LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. McGladrey & Pullen, LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

     Based on the review and discussions described above, with respect to the Company's audited financial statements included in the Company's 2004 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditors with respect to such financial statements.

     Robert C. Timmins (Chairman)
     Terrence D. Brennan
     John H. McDermott
     Larry D. Renbarger
     Walter E. Wells


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee and the following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OVERVIEW

     The Committee policy is to design compensation programs for salaries, incentive bonus programs, other benefits, and long-term incentive programs for all key executives, including the officers named in the Summary Compensation Table. The goals and objectives of the Committee are to attract and retain top quality management employees and ensure that an appropriate relationship exists between executive pay and the creation of shareholder value. The criteria used to determine the compensation of the Chief

Executive Officer will also be used in determining compensation for the other officers. The Committee will also receive the recommendation of the Chief Executive Officer regarding the compensation of the other officers.

     Federal tax law imposes a $1 million limit on the tax deduction for certain executive compensation payments. Because the compensation paid to any executive office is significantly below the $1 million threshold, the Compensation Committee has not yet had to address the issues relative thereto.

SALARIES

     The executive salaries are reviewed annually. The Committee sets executive salaries based on competitive market levels, experience, individual and company performance, levels of responsibility, and pay practices of other companies relating to executives of similar responsibility. The Committee considered the compensation levels of executives at comparable companies and fixed the compensation for the CEO and other executive officers at levels approximating the midrange of such companies. The Committee includes in its consideration comparable companies listed in the CRSP Index for lumber and wood products and other in building products industries. See "Performance Graph."

ANNUAL INCENTIVE

     The Company provides an annual bonus plan for executive officers that gives them the opportunity to earn additional compensation based on the performance of the Company. The Chief Executive Officer and the other officers share in this program to achieve certain bonus amounts based on various levels of profitability of the Company.

     Terrence D. Brennan (Chairman)
     John H. McDermott
     Larry D. Renbarger
     Robert C. Timmins
     Walter E. Wells

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Neither Paul E. Hassler, President and Chief Executive Officer of the Company, nor Keith V. Kankel, former Interim President and Chief Executive Officer of the Company, participated in the final decisions with respect to their compensation. John H. McDermott is of counsel to the Chicago, Illinois law firm of McDermott, Will & Emery which provides various legal services to the Company.

                              CERTAIN TRANSACTIONS

     The Company leases two buildings from Mr. Mervin Lung used for distribution and manufacturing, under an agreement expiring on April 1, 2005, with an option to purchase on that date. The agreement provides for monthly rental of $25,029, and the payment of property taxes and insurance premiums on the property. The Company also leases a manufacturing facility from Mr. Mervin Lung under an agreement that expires on August 31, 2005 and the agreement provides for monthly rentals of $9,146, and the payment of property taxes and insurance premiums on the property.

     Mr. Mervin Lung owns a building supply firm which does not serve the Manufactured Housing and Recreational Vehicle industries. The Company purchases certain specialty items from and sells products to such firm. During the year ended December 31, 2004, purchases from such firm totaled $4,466 and sales to such firm totaled $17,415.

     The Company believes that the terms of each of the above transactions are at least as favorable as those which could have been obtained from unrelated parties.

                               PERFORMANCE GRAPH*

     Set forth below is a line graph comparing the yearly cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the indices indicated for the period of five fiscal years commencing December 31, 1999 and ended December 31, 2004. This graph assumes that $100 was invested on December 31, 1999 and that all dividends were reinvested. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                [GRAPHIC OMITTED



------------------------------------------------------------------------------------------------------------------------
                              LEGEND


Symbol            CRSP Total Returns Index for:                 12/1999   12/2000   12/2001  12/2002   12/2003  12/2004
------            -----------------------------                 -------   -------   -------  -------   -------  -------
[omitted]         PATRICK INDUSTRIES, INC.                       100.0     63.7      80.5     75.2      96.0    117.9
[omitted]         Nasdaq Stock Market (US Companies)             100.0     60.3      47.8     33.1      49.4     53.8
[omitted]         NASDAQ Stocks (SIC 2400-2499 US Companies)     100.0     68.6     194.1    171.8     202.8    336.4
                  Lumber and wood products, except furniture


 NOTES:
     A.   The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B.   The indexes are reweighted daily,  using the market  capitalization on the previous trading day.
     C.   If the  monthly  interval,  based  on the  fiscal  year-end,  is not a trading day, the preceding trading day is used.
     D.   The index level for all series was set to $100.0 on 12/31/1999.
-------------------------------------------------------------------------------------------------------------------------






*Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved. (C)

                             ACCOUNTING INFORMATION

     The Audit Committee appointed McGladrey & Pullen, LLP as independent auditors to audit the financial statements of the Company for 2004. Representatives of McGladrey & Pullen, LLP are expected to be present at the annual meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Audit Committee expects to appoint McGladrey & Pullen, LLP as the independent auditors for the 2005 fiscal year subject to approval of the audit scope and fees.

AUDIT FEES

     The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP for the audit of the Company's annual financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services rendered by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP).

                                                2004                     2003
                                                ----                     ----
           Audit Fees (1)                     $139,325               $130,388
           Audit-Related Fees (2)               10,415                 12,785
           Tax Services (3)                     34,055                 46,154
           All Other Fees (4)                    9,125                 17,346


(1) Audit fees consist of fees for professional services rendered for the audit of the Company's financial statements and review of financial statements included in the Company's quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
(2) Audit-related fees are fees principally for professional services rendered for the audit of the Company's employee benefit plans and due diligence and technical accounting consulting and research.
(3) Tax services fees consist of compliance fees for the preparation of original and amended tax returns, claims for refunds and tax payment planning services for tax compliance, tax planning, and tax advice. Tax service fees also include fees relating to other tax advices, tax consulting and planning other than for tax compliance, and preparation.
(4) Other services in 2004 consisted primarily of consulting services for strategic planning. Other services in 2003 consisted primarily of consulting services for compensation strategy and wage comparisons.

     The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company's independent auditors during the Company's most recent fiscal year are compatible with maintaining the independence of such auditors.

     The Audit Committee has adopted a Pre-Approval policy for Audit and Non-Audit Services pursuant to which it pre-approves all audit and non-audit services provided by the independent auditors prior to each particular engagement. The Committee has delegated authority to its Chairman to approve proposed services other than the annual audit, tax and quarterly review services and the Chairman must report any approvals to the balance of the Committee at the next scheduled meeting.


                                              By Order of the Board of Directors



                                                          ANDY L. NEMETH
                                                             Secretary
April 8, 2005

APPENDIX A:

                            PATRICK INDUSTRIES, INC.
                             AUDIT COMMITTEE CHARTER

PURPOSE
-------

         The Audit Committee is appointed by the Board of Directors for the primary purposes of:

          o Assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company's accounting policies and internal controls, financial reporting practices, audits of the Company's financial statements, and legal and regulatory compliance, and

          o Maintaining, through regularly scheduled meetings, a line of communication between the Board of Directors and the Company's financial management, internal auditors, and independent accountants.

COMPOSITION AND QUALIFICATIONS
------------------------------

          The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more Directors (as determined from time to time by the Board), each of whom shall meet the independence requirements of the NASDAQ Stock Market, Inc. Each member of the Audit Committee shall have the ability to understand fundamental financial statements. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES
----------------

The Audit Committee will:

(1) Review the annual audited financial statements with management and the independent accountants. In connection with such review, the Audit Committee will:

          o Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          o Review changes in accounting or auditing policies, including resolution of any significant reporting or operational issues affecting the financial statements.

          o Inquire as to the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements.

          o Review with the independent accountants any problems encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work, any management letter provided by the independent accountants, and management's response to such letter.

          o Review with the independent accountants and the senior internal auditing executive the adequacy of the Company's internal controls, and any significant findings and recommendations.

(2) Review with management and the independent accountants the Company's quarterly financial statements in advance of quarterly earnings releases. This Committee may delegate this function to any one of the Audit Committee Financial experts.

(3) Oversee the external audit coverage. The Company's independent accountants are ultimately accountable to the Board of Directors and the Audit Committee, which have the ultimate authority and responsibility to select, evaluate, and, where


                                       A1
         appropriate, replace the independent accountants. In connection with its oversight of the external audit coverage, the Audit Committee will:

          o Have the sole authority for the appointment of the independent accountants.

          o Approve the engagement letter and the fees to be paid to the independent accountants.

          o Obtain confirmation and assurance as to the independent accountants independence and absence of conflicts of interests, including ensuring that they submit on a periodic basis (not less than annually) to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board of Directors take appropriate action in response to the independent accountants' report to satisfy itself of their independence.

          o Meet with the independent accountants prior to the annual audit to discuss planning and staffing of the audit.

          o Review and evaluate the performance of the independent accountants, as the basis for a recommendation to the Board of Directors with respect to reappointment or replacement.

          o    Ensure audit partner rotation.

(4) Oversee internal audit coverage. In connection with its oversight responsibilities, the Audit Committee will:

          o Review the appointment or replacement of the senior internal auditing executive.

          o Review, in consultation with management, the independent accountants and the senior internal auditing executive, the plan and scope of internal audit activities.

          o    Review internal audit activities, budget, and staffing.

          o Review significant reports to management prepared by the internal auditing department or the Company's independent accountants and management's responses to such reports.

          o    Pre-approve all audits and permitted non-audit services.

(5) Meet periodically with management to review and assess the Company's major financial risk exposures and the manner in which such risks are being monitored and controlled.

(6) Meet at least annually in separate executive session with each of the chief financial officer, the senior internal auditing executive, and the independent accountants.

(7) Review periodically with the Company's General Counsel (i) legal and regulatory matters which may have a material affect on the financial statements, and (ii) corporate compliance policies or codes of conduct.

(8) Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for each annual meeting.

(9) Review and reassess annually the adequacy of this Audit Committee Charter and recommend any proposed changes to the Board of Directors.

(10) The audit committee has the authority to engage independent counsel and other advisers, as it deems necessary to carry out its duties.

(11) The audit committee will review and approve all related party transactions

                                       A2

(12) The audit committee will be responsible for establishing procedures related to (i) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. See Company's Whistleblower Policy and Procedures which are published on the Company's intranet (internal) website.

(13) The Company will provide for appropriate funding, as determined by the audit committee, in its capacity as a committee of the board of directors, for payment of:

          a) Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company;

          b) Compensation to any advisers employed by the audit committee under paragraph (12) of this section; c) Ordinary administrative expenses of the audit committee that is necessary or appropriate in carrying out its duties.

(14) To assist it in the conduct of its responsibilities, the committee, to the extent it deems necessary or appropriate, may consult with management, may seek advice and assistance from Patrick employees or others, and may retain legal counsel, and search firms. The Committee has the authority to retain and terminate any search firm used to identify director candidates and has the authority to approve such firm's fees and other terms of retention.

(15)     The Committee shall annually evaluate its own performance.

(16) In accordance with best practices, this charter will be posted on the Company's website.


         This Committee shall report regularly its findings and recommendations to the Board. The Committee may delegate any of its responsibilities and duties to one or more members of the Committee, except to the extent that such delegation would be inconsistent with the requirements of the Securities Exchange Act of 1934, as amended, or the listing rules of the NASDAQ national market.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company's corporate policies.




                                       A3

[logo] PATRICK
       INDUSTRIES,  INC.

c/o National City Bank
Corporate Trust Operations
Locator 5352
P.O. Box 92301
Cleveland, OH 44101-4301
---------------------------











                             YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.



           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
--------------------------------------------------------------------------------

                                 [logo] PATRICK
                                        INDUSTRIES, INC.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO SPECIFIC DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

YOUR SIGNATURE ON THIS PROXY IS YOUR ACKNOWLEDGMENT OF RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT.


                                                Dated:                    , 2005
                                                     ---------------------



                                                --------------------------------
                                                Signature



                                                --------------------------------
                                                (Signature if held jointly)
                                                Please sign exactly as name
                                                appears hereon. For joint
                                                accounts, all tenants must sign.
                                                Executors, Administrators,
                                                Trustee, etc. should so indicate
                                                when signing.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
--------------------------------------------------------------------------------
                            PATRICK INDUSTRIES, INC.
         107 WEST FRANKLIN STREET, P.O. BOX 638, ELKHART, INDIANA 46515
       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul E. Hassler and Andy L. Nemeth, and each of them, as the undersigned's proxies, each with full power of substitution, to represent and to vote, as designated below, all of the undersigned's Common Stock in Patrick Industries, Inc. at the annual meeting of shareholders of Patrick Industries, Inc. to be held on Thursday, May 12, 2005, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS BELOW:

1. The Board of Directors recommends a vote FOR the listed nominees.

  / / FOR all nominees listed                   / /  WITHHOLD AUTHORITY
      (except as marked to the                       to vote for all nominees
      contrary below)                                listed below.

      Nominees: Terrence D. Brennan, Larry D. Renbarger, Robert C. Timmins

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  (Continued and to be signed on reverse side)